Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports First Quarter 2020 Financial Results

− Strong DAS access fee revenue of $8.2 million increased 27.3% year-over-year

− Generated $19.0 million in net cash provided by operating activities

− Maintains solid financial position with strong cash and liquidity position

LOS ANGELES – May 5, 2020 – Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (“DAS”) and Wi-Fi provider that serves carriers, consumers, property owners and advertisers worldwide, today announced the Company's financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Financial Highlights

•	Revenue of $59.9 million decreased 9.9% compared to $66.5 million in the first quarter of 2019.

o	Military/multifamily revenue of $22.7 million decreased 12.3% compared to $25.9 million in the first quarter of 2019.

o	DAS revenue of $22.2 million decreased 7.9% compared to $24.1 million in the first quarter of 2019. DAS revenue for the quarter was comprised of $14.0 million of build-out project revenue and $8.2 million of access fee revenue. DAS access fee revenue increased 27.3% year-over-year.

o	Wholesale Wi-Fi revenue of $9.7 million decreased 11.6% compared to $11.0 million in the first quarter of 2019.

o	Retail revenue of $3.0 million decreased 24.6% compared to $3.9 million in the first quarter of 2019.

o	Advertising and other revenue of $2.3 million increased 48.6% compared to $1.5 million in the first quarter of 2019.

•	Net loss attributable to common stockholders was $(4.6) million, or $(0.10) per diluted share, compared to net loss of $(5.2) million, or $(0.12) per diluted share, in the first quarter of 2019.

•	Adjusted EBITDA of $18.7 million decreased 2.1% compared to $19.1 million in the first quarter of 2019. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

•	Net cash provided by operating activities of $19.0 million decreased 19.8% compared to $23.7 million in the first quarter of 2019.

•	Free cash flow was $(3.6) million compared to $(8.6) million in the first quarter of 2019. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled "Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows."

•	Cash, cash equivalents and marketable securities were $175.2 million at March 31, 2020 compared to $80.6 million at December 31, 2019. The increase was primarily due to the Company’s decision to draw $100.0 million from its $150.0 million revolving credit facility as a precautionary measure to preserve financial flexibility. As of March 31, 2020, the Company had approximately $50.0 million of remaining borrowing capacity under its revolving credit facility.

Business Highlights

•	The Company launched one new DAS venue location with Tier One carriers during the first quarter of 2020 for a total of 73 DAS venues live comprised of 39,500 DAS nodes and an additional 10,800 nodes in backlog. This compares to 59 venues live comprised of 31,100 nodes as of March 31, 2019.

•	The Company deployed wireless infrastructure to cover an additional 4,000 military beds in the quarter, bringing the total footprint to 359,000 military beds on 64 military bases as of March 31, 2020. The Company completed construction on the first two cell sites on a military base during the quarter.

•	The Company executed five new multifamily agreements during the quarter, representing over 2,700 new beds.

•	The Company appointed Michael Zeto as Senior Vice President, Global Strategy and Emerging Businesses, to help drive innovation and identify new opportunities that contribute to profitable growth. Mr. Zeto joins Boingo from AT&T where he most recently served as Vice President, Internet of Things Solutions and General Manager, Smart Cities.

Management Commentary in Response to COVID-19 Pandemic

“The last 90 days have been an extraordinary time in history and our hearts go out to those who have lost loved ones or who have been infected by the coronavirus,” commented Mike Finley, Chief Executive Officer of Boingo Wireless. “Since Boingo has been deemed an essential business, we have been able to not only support our existing wireless networks, but continue to build out new neutral-host networks at a time when many other companies are not as fortunate. In addition, we were delighted to provide complimentary Wi-Fi service to more than 10,000 Air Force, Army and Marine beds set up for quarantine purposes around the country. I am incredibly proud of the Boingo team for going the extra mile to ensure our customers and our venue partners have the connectivity they need.”

Mr. Finley continued, “Boingo delivers a vital neutral solution in the essential space of connectivity, and is supported by a business model with approximately 95% contractual or recurring revenue. We have a strong balance sheet with ample liquidity and the ability to continue using our cash flow to fund our network builds where we have carrier commitments. Our focus on reducing expenses and increasing profitability at the end of 2019 has prepared us well to weather the recent events. While we cannot predict the nature, duration or scope of the overall impact of the COVID-19 pandemic on our business, we believe that Boingo will emerge from this period with velocity and continue to deliver a critical, and essential, service to our military men and women, our venues, our customers and our partners.”

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss their first quarter 2020 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, May 5, 2020. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-9716 and enter the passcode: 13701323 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 493-6779 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the Company’s website at http://investors.boingo.com. In addition, a supplement reflecting the Company’s key business metrics will be made available in the Investor Relations section of the Company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax expense, interest expense and amortization of debt discount, interest income and other expense, net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo's management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company's performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

The Company defines free cash flow as net cash provided by operating activities, less purchases of property and equipment. Boingo Wireless believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company's operations after the purchases of property and equipment that can be used for strategic opportunities. Free cash flow should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of DAS, Wi-Fi and small cells reaches more than a billion people annually, making Boingo one of the largest providers of indoor wireless networks. You’ll find Boingo connecting people at airports, stadiums, military bases, convention centers, multifamily communities and commercial properties. To learn more about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo's future growth opportunities, operations and financial performance due to COVID-19, strategic plans and transactions and any future guidance. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the impact of health epidemics, including the recent COVID-19 pandemic, on the Company’s business, the Company's ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo's Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wi-Finder, Boingo Broadband, and the Boingo Wireless Logo are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenue	$59,886	$66,473
Costs and operating expenses:
Network access	28,759	31,411
Network operations	13,287	14,142
Development and technology	6,985	8,999
Selling and marketing	5,579	5,867
General and administrative	6,750	8,294
Amortization of intangible assets	1,111	1,131
Total costs and operating expenses	62,471	69,844
Loss from operations	(2,585)	(3,371)
Interest expense and amortization of debt discount	(2,349)	(2,395)
Interest income and other expense, net	254	719
Loss before income taxes	(4,680)	(5,047)
Income tax expense	(45)	(192)
Net loss	(4,725)	(5,239)
Net loss attributable to non-controlling interests	(92)	(86)
Net loss attributable to common stockholders	$(4,633)	$(5,153)

Net loss per share attributable to common stockholders:
Basic	$(0.10)	$(0.12)
Diluted	$(0.10)	$(0.12)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	44,272	43,527
Diluted	44,272	43,527

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except per share amounts)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$145,916	$40,401
Marketable securities	29,301	40,214
Accounts receivable, net	37,910	33,350
Prepaid expenses and other current assets	8,519	8,235
Total current assets	221,646	122,200
Property and equipment, net	384,636	380,243
Operating lease right-of-use assets, net	14,557	15,196
Goodwill	58,579	58,579
Intangible assets, net	13,829	14,940
Other assets	9,843	9,309
Total assets	$703,090	$600,467

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,608	$24,298
Accrued expenses and other liabilities	54,940	65,152
Deferred revenue	66,133	61,229
Current portion of operating leases	2,586	2,695
Current portion of long-term debt	972	778
Current portion of finance leases	2,344	2,721
Current portion of notes payable	1,131	1,527
Total current liabilities	159,714	158,400
Deferred revenue, net of current portion	171,557	166,660
Long-term portion of operating leases	16,633	17,357
Long-term debt	264,890	162,708
Long-term portion of finance leases	131	572
Long-term portion of notes payable	25	95
Deferred tax liabilities	1,005	993
Other liabilities	182	201
Total liabilities	614,137	506,986

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 44,314 and 44,224 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	4	4
Additional paid-in capital	236,048	234,638
Accumulated deficit	(145,606)	(140,973)
Accumulated other comprehensive loss	(2,445)	(1,426)
Total common stockholders’ equity	88,001	92,243
Non-controlling interests	952	1,238
Total stockholders’ equity	88,953	93,481
Total liabilities and stockholders’ equity	$703,090	$600,467

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net loss	$(4,725)	$(5,239)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	18,646	19,009
Amortization of intangible assets	1,111	1,131
Impairment loss and loss on disposal of fixed assets and intangible assets held for sale, net	(30)	91
Stock-based compensation	1,537	2,344
Amortization of deferred financing costs and debt discount, net of amounts capitalized	2,343	2,256
Non-cash operating lease cost	639	438
Gains and amortization of premiums/discounts for marketable securities	(81)	(207)
Change in deferred income taxes	(12)	—
Changes in operating assets and liabilities:
Accounts receivable	(4,912)	4,307
Prepaid expenses and other assets	(1,071)	(13)
Accounts payable	(166)	1,397
Accrued expenses and other liabilities	(3,253)	(1,481)
Deferred revenue	9,801	439
Operating lease liabilities	(794)	(729)
Net cash provided by operating activities	19,033	23,743
Cash flows from investing activities
Purchases of marketable securities	(15,032)	(36,665)
Proceeds from maturities of marketable securities	25,965	—
Purchases of property and equipment	(22,592)	(32,390)
Net cash used in investing activities	(11,659)	(69,055)
Cash flows from financing activities
Debt issuance costs	—	(1,687)
Proceeds from credit facility	100,000	3,500
Principal payments on credit facility	—	(194)
Payments of acquisition related consideration	—	(1,952)
Proceeds from exercise of stock options	185	6
Payments of finance leases and notes payable	(1,285)	(1,853)
Payments of withholding tax on net issuance of restricted stock units	(461)	(32,907)
Payments to non-controlling interest	(262)	—
Net cash provided by (used in) financing activities	98,177	(35,087)
Effect of exchange rates on cash	(36)	3
Net increase (decrease) in cash and cash equivalents	105,515	(80,396)
Cash and cash equivalents at beginning of period	40,401	149,412
Cash and cash equivalents at end of period	$145,916	$69,016
Supplemental disclosure of non-cash investing and financing activities
Property and equipment costs included in accounts payable, accrued expenses and other liabilities	$39,754	$39,309
Capitalized stock-based compensation included in property and equipment costs	$149	$230
Purchase price for business acquisition included in accrued expenses and other liabilities	$—	$2,961
Debt issuance costs included in accrued expenses and other liabilities	$—	$125
Financed sale of intangible assets held for sale	$277	$311

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA
(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2020	2019
Net loss attributable to common stockholders	$(4,633)	$(5,153)
Depreciation and amortization of property and equipment	18,646	19,009
Stock-based compensation expense	1,537	2,344
Amortization of intangible assets	1,111	1,131
Income tax expense	45	192
Interest expense and amortization of debt discount	2,349	2,395
Interest income and other expense, net	(254)	(719)
Non-controlling interests	(92)	(86)
Adjusted EBITDA	$18,709	$19,113

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows
(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$19,033	$23,743
Purchases of property and equipment	(22,592)	(32,390)
Free cash flows	$(3,559)	$(8,647)

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2020	2019
Revenue:
Military/multifamily	$22,707	$25,897
DAS	22,196	24,095
Wholesale—Wi-Fi	9,743	11,020
Retail	2,959	3,926
Advertising and other	2,281	1,535
Total revenue	$59,886	$66,473

Boingo Wireless, Inc.
Key Business Metrics

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2020	2019
Key business metrics:
DAS nodes(1)	39.5	31.1
DAS nodes in backlog(2)	10.8	13.7
Subscribers—military(3)	135	147
Subscribers—retail(3)	70	113
Connects(4)	66,512	78,625

(1)	This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)	This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)	This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(4)	This metric shows how often individuals connect to the Company’s global Wi-Fi network in a given period. The connects include wholesale and retail customers in both customer pay locations and customer free locations where Boingo is a paid service provider or receives sponsorship or promotion fees. The Company counts each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24-hour period. This measure is an indicator of paid activity throughout Boingo’s network.

CONTACTS:

PRESS:

Melody Walker

Senior Director, Marketing Communications
mwalker@boingo.com

(424) 256-7036

INVESTORS:

Kimberly Orlando and Ariel Papermaster

ADDO Investor Relations

investors@boingo.com

(310) 829-5400